UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2012

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

7770 Duneville Street, Suite 11 Las Vegas, Nevada (Address of Principal Executive Offices)	89139 (Zip Code)
702-589-7475 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of Material Agreement

On April 30, 2012, that certain thirty percent (30%) interest in Mineral Ridge Gold, LLC (“LLC”), the joint venture entity that owns and operates the Mineral Ridge gold project in Nevada, held by Golden Phoenix Minerals, Inc. (the “Company”), was foreclosed upon and sold at a public auction, at which the only bidder present was Waterton Global Value, L.P. (“Waterton”), the senior secured lender to the Company.  The Company’s interest in the LLC was sold to Waterton for a credit bid of $9,035,320.67 (the “Sale”).

As a result of the Sale, the Company is no longer a party to that certain Operating Agreement for the LLC, dated March 10, 2010, and holds no further equity interests in the LLC.

The facts and circumstances surrounding the alleged default that resulted in the foreclosure and Sale of the Company’s interest in the LLC to Waterton are matters that are in dispute and the subject of litigation that is currently pending.  The defendants in that litigation include not only Waterton, but also Scorpio Gold Corp., a British Columbia corporation, and parent company of Scorpio Gold (US) Corporation, a Nevada corporation (collectively, “Scorpio”).  Scorpio is the owner of a seventy percent (70%) interest in the LLC, and the Manager of the LLC during the time of the events giving rise to the litigation. The Company intends to prosecute the case vigorously to obtain the full benefit of all legal rights and remedies for its shareholders and will continue to publicly disclose material developments.

Item 2.01. Completion of Acquisition or Disposition of Assets

As disclosed above under Item 1.02, on April 30, 2012, the Company’s 30% interest in the LLC was foreclosed upon and sold at auction to Waterton for a credit bid.  In connection with the foreclosure and Sale, as the Company’s status as a Member of the LLC has ceased, the Company’s appointment of itself as Manager of the LLC pursuant to the terms of the Operating Agreement is no longer in effect.  The information contained above in Item 1.02 is hereby incorporated by reference into this Item 2.01.

Further, as disclosed above, the facts and circumstances surrounding the alleged default that resulted in the foreclosure and Sale of the Company’s interest in the LLC to Waterton are matters that are in dispute and the subject of litigation that is currently pending.  The Company intends to prosecute the case vigorously to obtain the full benefit of all legal rights and remedies for its shareholders.

SECTION 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure

On April 27, 2012, the Company issued a press release announcing that the Second Judicial Court of Nevada in and for the County of Washoe (the “Court”) denied the Company’s motion for a preliminary injunction to stop the foreclosure and Sale of the Company’s 30% interest in the LLC.

As part of the Court proceedings it was disclosed that a National Instrument (“NI”) 43-101 Technical Report on the Mineral Ridge gold project was prepared by SRK Consulting (U.S.) Inc. for the Company and has been filed on SEDAR.com.

On April 30, 2012, the Company issued a press release announcing the Sale of its 30% interest in the LLC at auction, as disclosed above.

A copy of the each of the above-referenced press releases is furnished herewith as Exhibits 99.1 and 99.2, respectively.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated April 27, 2012, entitled, “Golden Phoenix Provides Update on Preliminary Injunction.”
99.2	Press Release dated April 30, 2012, entitled, “Golden Phoenix Provides Update on 30% Mineral Ridge Interest.”

The information contained in Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’ s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.
(Registrant)

Date: May 2, 2012	By:	/s/ Thomas Klein
Thomas Klein, Chief Executive Officer